                     DEVELOPMENT AGREEMENT AND RIGHT TO LICENSE

       This Development Agreement and Right to License (the "Agreement"), effective as of May 17, 1999 (the "Effective Date"), is made by and between Axonyx Inc., a company organized and existing under the laws of the State of Nevada, USA and having its principal place of business at 750 Lexington Avenue, Suite 1400, New York, New York 10022, USA (hereafter "Axonyx") and Applied Research Systems ARS Holding N.V., a company organized and existing under the laws of the Netherlands Antilles and having a principal place of business at John B. Gorsiraweg 14, Curacao, the Netherlands Antilles (hereafter "ARS"). References to Axonyx and ARS shall include their respective Affiliates (as hereafter defined).

       WHEREAS:

       Axonyx has developed and acquired proprietary patent rights and know how relating to peptides useful in the inhibition or disassembly of amyloid aggregation or prion formation and that could be useful as therapeutic agents in the treatment of diseases associated with amyloid or prion formation either per se, as analogs thereof or as peptidomimetics developed on the basis of structural leads derived from such peptides; and

       ARS desires to evaluate the Axonyx know-how and patent rights by initiating and diligently conducting a research program that is defined below and further desires to have the right during the term of this Agreement to obtain a worldwide, exclusive license under the aforesaid Axonyx know-how and/or patent rights;

       NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

                                     ARTICLE I
                                    DEFINITIONS


       As used in this Agreement, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

       1.1 The term "Affiliate" shall mean any individual or entity directly or indirectly controlling, controlled by or under common control with a party to this Agreement. For purposes of this Agreement, the direct or indirect ownership of over fifty percent (50%) of the outstanding voting securities of an entity, or the right to receive over fifty percent (50%) of the profits or earnings of an entity shall be deemed to constitute control. Such other relationship as in fact gives such individual or entity the power or ability to control the management, business and affairs of an entity shall also be deemed to constitute control.

       1.2 The term "ARS Know-How" shall mean any information and materials, including without limitation, discoveries, improvements processes, procedures, formulas, Compounds, compositions, matter, data, inventions, know-how, trade secrets and Health Registrations (and all information and data contained therein), patentable or otherwise, that during the term of this Agreement are not generally known, that arise out of the Research, and that are developed by ARS or its agents.

       1.3 The term "ARS Patent Rights" shall mean any and all patents and patent applications (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) owned or controlled by ARS that claim inventions that were conceived and/or reduced to practice in the conduct of the Research and that relate to a Compound and/or a Product and the divisions, continuations, continuations-in-part, patents of addition, reissues, renewals, extensions, registrations, confirmations, re-examinations, any provisional application, supplementary protection certificates or the like of any such patents and patent applications and any foreign equivalents thereof.

       1.4 The term "Axonyx Know-How" shall mean all information and materials, including, without limitation, discoveries, improvements, processes, procedures, formulas, Compounds, compositions, matter, data, inventions, know-how and trade secrets, patentable or otherwise, in each case that during the term of this Agreement (i) are owned or controlled by Axonyx and to which Axonyx has the right to grant licenses or sublicenses or to disclose, (ii) are not generally known and (iii) are useful to ARS in connection with the discovery, research, development, registration, manufacture, marketing, use or sale of a Product. Know-How shall include, without limitation, all biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information related thereto, and all applications, registrations, licenses, authorizations, documents, approvals and correspondence related to a Product, including, without limitation, correspondence submitted to regulatory authorities with jurisdiction over an investigational drug containing a Product.

       1.5 The term "Axonyx Patent Rights" shall mean any and all patents and patent applications (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) that during the term of this Agreement are owned by Axonyx or to which Axonyx through license or otherwise has acquired rights and that relate to a Compound and/or a Product, including, without limitation, those listed on Schedule 1.5, and the divisions, continuations, continuations-in-part, patents of addition, reissues, renewals, extensions, registrations, confirmations, re-examinations, any provisional applications, supplementary protection certificates or the like of any such patents and patent applications and any foreign equivalents thereof.

       1.6 The term "Business Day" shall mean any day other than a Saturday, Sunday or other day on which the principal commercial banks located in Geneva, Switzerland or Stevenson, Washington are not open for business during normal banking hours.

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

        1.7 The term "Calendar Quarter" shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

       1.8 The term "Calendar Year" shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

       1.9 The term "Combination Product" shall mean a Product that includes one or more active ingredients other than a Compound in combination with one or more Compounds or that includes other products, devices, equipment or components.

       1.10 The term "Competitive Product" shall mean a product with a mechanism of action substantially equivalent to that of a Patented Product or Other Product, which has an approved Health Registration in a given country for an indication for which such Patented Product or Other Product also has an approved Health Registration in such country and which has a market share of fifteen percent (15%) or more in such country as measured by prescriptions or other similar information for such country.

       1.11 The term "Compound" shall mean any and all peptides, peptide analogs or derivatives or peptidomimetics that are active in the inhibition or disassembly of amyloid aggregation or prion formation in the brain.

       1.12 The term "EU" shall mean each of the countries of the European Union (or its successor), that currently include Austria, Belgium, United Kingdom, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain and Sweden, as such membership may change from time to time, and includes countries upon their admission for full membership (with commercial rights and privileges substantially comparable to those of the foregoing countries); PROVIDED, HOWEVER, that for purposes of this Agreement, if a country is or becomes a member of the European Union (or its successor) at any time during the term of this Agreement, such country shall be deemed to be included in the European Union even if such country in fact withdraws from or is otherwise no longer a member of the European Union (or its successor).

       1.13 The term "First Commercial Sale" shall mean, with respect to any Patented Product or Other Product, the first sale by ARS or its sublicensees for end use or consumption of such Product in a country after all required approvals, including without limitation Health Registrations, have been granted by the governing Regulatory Authority of such country.

       1.14 The term "Health Registrations" shall mean the technical, medical and scientific licenses, registrations, authorizations and/or approvals of a Patented Product or Other Product (including any prerequisite manufacturing approvals or authorizations related thereto) that are required or deemed necessary by any national, supra-national (e.g., the European Commission or the Council of the European Union), regional, state or local regulatory agency, department, bureau or other governmental entity, and any pricing, third party reimbursement approvals and labeling approvals required or deemed necessary for the manufacture, distribution, use or sale of such Product.

       1.15 The term "License Agreement" shall have the meaning set forth in Section 2.1 of Schedule 3.1.

       1.16    The term "License Right" shall have the meaning set forth in
Section 3.1 of this Agreement.

       1.17    The term "License Period" shall have the meaning set forth in
Section 3.2 of this Agreement.

       1.18 The term "Net Sales" shall mean with respect to each country the amounts received by ARS or its sublicensees for all sales of a Patented Product and/or Other Product to an unaffiliated third party (whether an end-user, a distributor or otherwise), and exclusive of sales or transfers to Affiliates, LESS the reasonable and customary deductions from such gross amounts including:

       (a) trade, cash and quantity discounts, rebates, reimbursements, allowances and credits;

       (b) credits or allowances actually granted for damaged goods, returns or rejections of a Patented Product and/or Other Product and retroactive price reductions;

       (c) sales, use or similar taxes (including duties or other governmental charges levied on, absorbed or otherwise imposed on the sale or use of a Patented Product or Other Product including, without limitation, value added taxes or other governmental charges otherwise measured by the billing amount, when included in billing);

       (d) freight, postage, shipping, customs duties and insurance charges; and

       (e) commissions paid to third parties other than sales personnel and sale representatives or sales agents.

For purposes of calculating Net Sales under this Agreement, all sales of a Patented Product or Other Product hereunder, whether made for cash or otherwise, shall be deemed to be made for cash, at the applicable fair market value of such Product.

       In the event that a Patented Product or Other Product is sold in the form of a Combination Product, Net Sales for such Combination Product will be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where A is the invoice price of the Patented Product or Other Product containing Compound as the only active ingredient if sold separately and B is the invoice price of any other active ingredients, products, devices, equipment or components in the Combination Product if sold separately. In the event that the Patented Product or Other Product or one or more of such active ingredients, products, devices, equipment or components in the Combination Product are not sold separately, then the parties shall negotiate in good faith a formula for calculating Net Sales for such Combination Product that reflects the respective contributions of the Patented Product or Other Product and such other components to the overall value of such Combination Product.

       1.19 The term "NYU Agreement" shall mean the Agreement between New York University and Axonyx effective April 1, 1997, as amended,

       1.20 The term "Other Product" shall mean a Product that is not a Patented Product and that contains a Compound that was conceived and/or reduced to practice in the conduct of the Research or whose manufacture, importation, use, offer to sell or sale, but for the license granted by Axonyx to ARS in the License Agreement, would infringe a Valid Claim of the ARS Patent Rights licensed thereunder.

       1.21 The term "Patented Product" shall mean a Product the manufacture, import, use, offer to sell or sale of which, but for the license granted by Axonyx to ARS in the License Agreement, would infringe a Valid Claim of the Axonyx Patent Rights licensed thereunder.

       1.22 The term "Product(s)" shall mean preparations in final form for sale that contain a Compound as an active ingredient, including, without limitation, any Combination Product.

       1.23 The term "Regulatory Authority" shall mean the applicable government regulatory authority in each country involved in granting the Health Registrations for the Patented Product or Other Product. Such term includes, without limitation, the United States Food and Drug Administration and any successor agency thereto and the Committee on Proprietary Medicinal Products of the European Community and any successor thereto.

       1.24 The term "Research" shall mean that research and evaluation program set forth in Schedule 1.24.

       1.25 The term "Valid Claim" means a claim of an issued and unexpired patent included within the Axonyx Patent Rights or the ARS Patent Rights that has not lapsed, been revoked or abandoned or held unenforceable or invalid by a final decision of a court or other appropriate body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.

                                     ARTICLE II
                                      RESEARCH

       2.1     CONDUCT OF THE RESEARCH.

       (a) During the period beginning on the Effective Date and ending six (6) months thereafter, the Research may be amended only after consultation with the Joint Coordination Committee (as defined in Section 2.3). Thereafter the Research may be amended at any time at ARS' sole discretion, with subsequent notice to the Joint Coordination Committee.

       (b) ARS shall diligently conduct the Research in accordance with the terms and conditions of this Agreement, in compliance with applicable good laboratory practices, and for the sole purpose of evaluating its interest in exercising the License Right.

       (c) ARS shall maintain appropriate records and assure appropriate handling, storage and use of the Axonyx Know-How supplied to it in connection with the Research.

       2.2 TERM. ARS shall conduct the Research for one year, unless this Agreement is earlier terminated in accordance with its terms. ARS may elect to conduct the Research for an additional year by notice to Axonyx ninety (90) days prior to the first anniversary of the Effective Date.

       2.3     DELIVERY OF INFORMATION.

       (a) Promptly after the Effective Date, Axonyx shall disclose to ARS in writing all Axonyx Know-How not previously disclosed. During the term of the Research, Axonyx shall also promptly disclose to ARS all Axonyx Know-How on an ongoing basis and in a form as shall best facilitate the use of such Know-How by ARS.

       (b) In order to facilitate scientific communication, a Joint Coordination Committee with scientists from Axonyx and Ares Serono shall meet at least twice a year during the term of the Research with the location for such meeting alternating between New York and Geneva (or such other locations as is determined by the Committee). Each party shall appoint its respective scientific representatives to the Committee from time to time, and may substitute representatives from time to time, as it sees fit in its sole discretion provided that the Committee shall initially be composed of Dr. Salvador and Dr. Hausman for Axonyx and Dr. Soto and other designated individuals for ARS. As the sole purpose of the Committee is to facilitate scientific exchange, including but not limited to exchange regarding all clinical and pre-clinical protocols, the Committee may not direct or control the Research, but Axonyx may provide advice, support and assistance concerning the Research.

       2.4 REPORTS. Within thirty (30) days following the end of each Calendar Quarter during the term of the Research, ARS shall provide to Axonyx a written progress report that shall describe the work performed in relation to the goals of the Research. Within thirty (30) days following the completion of the term of the Research or the earlier termination of the Research, ARS shall provide to Axonyx a final written progress report. Each such report shall be deemed "Confidential Information" of ARS subject to the terms and conditions of Section 6.1.

       2.5 USE OF RESEARCH RESULTS. If ARS exercises the License Right, ARS shall be free to use the Axonyx Know-How, the Ares Serono Know-How and the Axonyx and/or ARS Patent Rights in accordance with the License Agreement to be entered into between the parties as contemplated in Article III hereof. If ARS does not exercise the License Right, all right, title and interest in and to all Axonyx Know-How, Axonyx Patent Rights, Ares Serono Know-How and Ares Serono Patent Rights shall revert to or vest in Axonyx. ARS agrees that if the License Period expires without its exercise of the License Right, ARS will promptly transfer all ARS Know-How to Axonyx and will promptly assign its interest in the ARS Patent Rights to Axonyx. Axonyx shall be free to utilize such ARS Know-How and Patent Rights without any restriction or obligation including any confidentiality obligation.


                                    ARTICLE III
                                  RIGHT TO LICENSE

       3.1 GRANT. Upon the terms and conditions set forth herein, Axonyx hereby grants to ARS an exclusive right (the "License Right") to receive an exclusive, worldwide, royalty-bearing license under the Axonyx Know-How and ARS Patent Rights and/or the Axonyx Patent Rights to make, have made, use, import, offer to sell and sell Patented Products and Other Products pursuant to the license terms that are attached hereto as Schedule 3.1. and are made a part of this Agreement (hereinafter the "Basic License Terms"). Such license shall include the right to sublicense the Axonyx Know-How and the ARS Patent Rights to an entity that, in the reasonable business judgement of ARS, is capable of performing such sublicense and, subject to obtaining the consent of New York University pursuant to Section 7.5 hereof, shall also include the right to sublicense the Axonyx Patent Rights to such an entity.

       3.2. LICENSE PERIOD. The License Right shall commence on the Effective Date and shall continue in effect until the earlier of (i) the date that ARS notifies Axonyx in writing that it has no further interest in exercising its License Right hereunder or (ii) twelve (12) months from the Effective Date (the "License Period"). The License Period may be extended for one additional year by written notice and payment of the consideration set forth in Section 4.2.

       3.3 INDEPENDENT EXERCISE. ARS may independently exercise the License Right in its sole discretion with respect to (i) the Axonyx Patent Rights, on one hand, or (ii) the Axonyx Know-How and the ARS Patent Rights, on the other hand. ARS may exercise the License Right with respect to either such group of rights during the

License Period, and if ARS has exercised the License Right with respect to one group of rights, then during the License Agreement term for such group of rights, ARS may exercise the License Right with respect to the other group of rights within six (6) months of the grant of any patent within such other group of rights. Upon such exercise, ARS shall have a license to such patent and all other patents subsequently granted within such other group of rights but shall not have a license to any patents within such other group of rights that granted prior to the grant of the patent with respect to which ARS exercised its License Right.

       3.4 EXERCISE OF LICENSE RIGHT. On or before the expiration of the License Period, ARS shall advise Axonyx in writing if it elects to exercise the License Right. If ARS determines in its sole discretion to exercise the License Right, then upon receipt of ARS' notice of such exercise, which notice shall state the scope of the License Right exercised, the parties shall negotiate in good faith a License Agreement containing terms and conditions consistent with the Basic License Terms together with such further customary representations, warranties, covenants and conditions as are necessary or appropriate for transactions of this type and are satisfactory in form and substance to the parties and their legal advisors. Such License Agreement shall, if necessary, also provide for a subsequent License Right exercise pursuant to Section 3.3 including without limitation appropriate amendment of Sections 2.5 and 3.5 hereof. Notwithstanding anything to the contrary contained herein, it is understood by the parties that ARS is not obligated to enter into such a License Agreement even if ARS determines that the results of the Research were favorable.

       3.5 STANDSTILL. During the License Period Axonyx shall not disclose the Axonyx Patent Rights or Axonyx Know-How to any other party, nor offer such Axonyx Patent Rights or Axonyx Know-How to any other party for purposes of discussion or collaboration, nor make any understandings or agreements that may diminish ARS' rights hereunder without the prior written consent of ARS.

                                     ARTICLE IV
                                      PAYMENTS

       4.1 CONSIDERATION FOR LICENSE RIGHT. In consideration for the License Right granted hereunder, ARS shall pay to Axonyx U.S. $250,000.00 within thirty (30) days of the Effective Date.

       4.2 LICENSE RIGHT EXTENSION. If ARS elects to extend the License Period, then ARS shall pay to Axonyx U.S. $500,000.00 within thirty (30) days of the date ARS provides the requisite notice of extension to Axonyx.

       4.3 METHOD OF PAYMENT. Payments by ARS to Axonyx under this Agreement shall be made by bank wire transfer in immediately available funds to such bank account as Axonyx designates in writing to ARS.


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

                                     ARTICLE V
                                      PATENTS

       5.1 FILING, PROSECUTION AND MAINTENANCE OF AXONYX PATENT RIGHTS. Axonyx agrees to file, prosecute and maintain, upon appropriate consultation with ARS, the Axonyx Patent Rights. Axonyx shall give ARS an opportunity to review the text of the application before filing any new patent application within the Axonyx Patent Rights, shall consult with ARS with respect thereto, and shall supply ARS with a copy of the application as filed together with notice of its filing date and serial number. Axonyx shall keep ARS advised of the status of actual and prospective patent applications and, upon the request of ARS, provide advance copies of any papers related to the filing, prosecution and maintenance of such patent applications.

       5.2 REVOCATION OR GRANT. Axonyx shall give notice to ARS at least ninety (90) days prior to the revocation or invalidation of any Axonyx Patent Rights and shall promptly give notice to ARS of the grant of any Axonyx Patent Rights.

       5.3 ARS PATENT RIGHTS. The provisions of Sections 5.1 and 5.2 shall apply MUTATIS MUTANDI to the ARS Patent Rights and ARS agrees to carry out its obligations with respect to the ARS Patent Rights in the same manner as Axonyx with respect to the Axonyx Patent Rights.

                                     ARTICLE VI
                    CONFIDENTIALITY, PUBLICITY AND PUBLICATIONS

       6.1 CONFIDENTIALITY OBLIGATION. Axonyx shall use only in accordance with this Agreement and shall not disclose to any third party, without ARS' prior written consent, any ARS Know-How, and ARS shall use only in accordance with this Agreement and shall not disclose to any third party, without Axonyx's prior written consent, any Axonyx Know-How. The foregoing obligations shall survive the expiration or termination of this Agreement for a period of ten (10) years. These obligations shall not apply to information that:

       (a) is known by the receiving party at the time of its receipt, other than through a prior disclosure by the disclosing party, as documented by the receiving party's prior written records;

       (b) is at the time of disclosure or thereafter becomes published or otherwise part of the public domain without breach of this Agreement by the receiving party;

       (c) is subsequently disclosed to the receiving party by a third party who has the right to make such disclosure;

       (d) is developed by the receiving party independently of information received from the disclosing party and such independent development can be demonstrated by the receiving party with written or other documentary evidence;


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       (e)     is disclosed to Regulatory Authorities or other governmental agencies in order to obtain patents or to gain approval to conduct clinical trials or to market a Patented Product or Other Product, but such disclosure may be only to the extent reasonably necessary to obtain such patents or authorizations;

       (f) is disclosed to agents, consultants, and/or other third parties for the conduct of the Research (or for such parties to determine their interest in performing such activities) in accordance with this Agreement on the condition that such third parties agree to be bound by confidentiality obligations consistent with those contained in this Agreement;

       (g) is required to be disclosed by law or court order, PROVIDED, HOWEVER, that notice is promptly delivered to the disclosing party in order to provide an opportunity to seek a protective order or other similar order with respect to such information and the receiving party thereafter discloses only the minimum information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the disclosing party, and uses its best efforts to have confidential treatment accorded to the disclosed information.

       6.2 NO PUBLICITY. A party may not use the name of the other party in any publicity or advertising and may not issue a press release or otherwise publicize or disclose any information related to this Agreement, or the terms or conditions hereof, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party shall have the right to disclose information concerning this Agreement to the extent required, in the reasonable opinion of such party's legal counsel, by applicable federal or state securities laws, or any rule or regulation of any nationally recognized securities exchange, but only after providing the other party reasonable notice of such intended disclosure, consulting with the other party to determine the reasonable nature and scope of such intended disclosure, and, if so requested by the other party, requesting the most stringent confidentiality restrictions it is reasonably possible to secure.

       6.3 PUBLICATION. In the event ARS, its employees or consultants wish to publish or present the Research, ARS shall deliver to Axonyx a copy of the proposed written publication or an outline of a proposed oral disclosure at least forty-five (45) days prior to submission for publication or presentation. For the avoidance of doubt, Axonyx shall have no right to publish or present the Research. Axonyx shall have the right (a) to propose modifications of the publication or presentation for patent reasons, trade secret reasons or business reasons or (b) to request a reasonable delay in the publication or presentation in order to protect patentable information. If Axonyx requests a delay, ARS shall delay submission or presentation for a period of sixty (60) days to enable patent applications protecting each party's rights in such information to be filed. If Axonyx requests modifications to the publication or presentation, ARS shall edit such publication or presentation to prevent disclosure of trade secret or proprietary business information prior to submission of the publication or presentation.

                                    ARTICLE VII
                           REPRESENTATIONS AND WARRANTIES

       7.1 REPRESENTATIONS AND WARRANTIES OF EACH PARTY. Each of Axonyx and ARS hereby represents, warrants and covenants to the other party hereto as follows:

       (a) it is a corporation duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation;

       (b) the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action;

       (c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

       (d) the execution, delivery and performance by such party of this Agreement and its compliance with the terms and conditions hereof do not and will not conflict with or result in a breach of any of the terms and conditions of, or constitute a default under, (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

       (e) the execution, delivery and performance of this Agreement by such party does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority, and the execution, delivery and performance of this Agreement will not violate any law, rule or regulation applicable to such party;

       (f) this Agreement constitutes such party's legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to the availability of particular remedies under general equitable principles; and

       (g) it shall comply with all applicable material laws, rules and regulations relating to its activities under this Agreement.


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


       7.2 AXONYX'S REPRESENTATIONS AND WARRANTIES. Axonyx hereby represents, warrants and covenants to ARS as follows:

       (a) to the best of Axonyx's knowledge, the Axonyx Patent Rights and the Axonyx Know-How are subsisting and are not invalid or unenforceable, in whole or in part;

       (b) it has the full right, power and authority to grant the License Right granted under Article III hereof and to grant the license to be entered into by the parties upon the exercise of such right;

       (c) it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in and to the Axonyx Patent Rights or the Axonyx Know-How;

       (d) to the best of Axonyx's knowledge, it is the owner or exclusive licensee of the Axonyx Patent Rights and the Axonyx Know-How, all of which are free and clear of any liens, charges, encumbrances or rights of others to possession or use, and no other person or entity, private or public, other than New York University, has or shall have any claim to an ownership interest in the Axonyx Patent Rights or the Axonyx Know-How;

       (e) Axonyx has obtained any required third-party consents to this Agreement and the performance of its obligations hereunder;

       (f) to the best of Axonyx's knowledge, the Axonyx Patent Rights, the Axonyx Know-How and the development, manufacture, use, import, offer to sell and sale of Patented Products and Other Products do not interfere with or infringe any intellectual property or other proprietary or property rights owned or possessed by any third party;

       (g) there are no claims, litigation, judgments or settlements against or owed by Axonyx or pending or threatened claims or litigation relating to the Axonyx Patent Rights or the Axonyx Know-How; and

       (h) it has disclosed to ARS all Axonyx Know-How and other relevant information, including, without limitation, all Axonyx Know-How and other information relating to the Axonyx Patent Rights.

       7.3 NO ACTIONS TO DIMINISH RIGHTS. During the term of this Agreement, each party will use diligent efforts not to diminish the rights under their Patent Rights and their Know-How subject to the License Right granted to ARS hereunder, including without limitation by not committing or permitting any actions or omissions that would cause the breach of any agreements between itself and third parties relating to such rights. In particular Axonyx shall not commit or permit any actions or omissions that would cause a breach of the NYU Agreement. Immediately after the Effective Date, Axonyx shall meet with New York University and negotiate and sign an amendment to the NYU Agreement to make the terms of the Development Plan (as defined therein) consistent both with the new Research Project defined in the March 19, 1999 amendment to the NYU Agreement and with Axonyx's current reasonable research and development plans for Patented Products, as required under the NYU Agreement.

       7.4 NO INCONSISTENT AGREEMENTS. Neither party has in effect and after the Effective Date neither party shall enter into any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement.

       7.5 CONSENT OF NEW YORK UNIVERSITY. Within ninety (90) days of the Effective Date, Axonyx will make its best efforts consistent with its reasonable business judgment to obtain the written consent of New York University to the following terms and conditions:

       (a) Upon any uncontested termination of the NYU Agreement or upon any determination by an appropriate body of competent jurisdiction that the NYU Agreement has terminated, Axonyx's rights and obligations under Article III hereof with respect to any Axonyx Patent Rights subject to the NYU Agreement shall be automatically assigned to New York University;

       (b) Following the exercise of the License Right under Section 3.4 hereof, upon any uncontested termination of the NYU Agreement or upon any determination by an appropriate body of competent jurisdiction that the NYU Agreement has terminated, the License Agreement shall not terminate but Axonyx's rights and obligations thereunder with respect to any Axonyx Patent Rights covered by the NYU Agreement shall be automatically assigned to New York University;

       (c) Axonyx shall be permitted to grant ARS a right to sublicense the Axonyx Patent Rights pursuant to the License Agreement to any entity that, in the reasonable business judgement of ARS, is capable of performing such sublicense; and

       (d) Axonyx shall be permitted to grant ARS the right to assign the License Agreement to ARS' Affiliates.

In the event Axonyx obtains such consent of New York University, this Agreement, including without limitation the Basic License Terms set forth in
Schedule 3.1 hereof, shall be deemed amended by the parties hereto to incorporate the terms and conditions set forth above.

                                    ARTICLE VIII
                    INDEMNIFICATION AND LIMITATION ON LIABILITY

       8.1 INDEMNIFICATION BY ARS. ARS shall indemnify, defend and hold harmless Axonyx and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, an "Axonyx Indemnified Party") from and against any and all liability, loss, damage, cost, and expense (including reasonable attorneys' fees), subject to the limitations in
Section 8.5 (collectively, a "Liability"), sustained, incurred by or imposed upon the Axonyx Indemnified Party (i) by any third party in connection with the breach by ARS of any covenant, representation or warranty contained in this Agreement or any negligent act or omission or willful misconduct of ARS in the performance of the Research or (ii) in connection with its successful enforcement of any of the foregoing, PROVIDED, HOWEVER, that ARS shall have no obligation to defend, indemnify, and hold harmless hereunder to the extent a Liability arises from the negligence or willful misconduct of an Axonyx Indemnified Party.

       8.2 INDEMNIFICATION BY AXONYX. Axonyx shall indemnify, defend and hold harmless ARS and its Affiliates, and each of its and their respective employees, officers, directors and agents (each an "ARS Indemnified Party") from and against any Liability sustained, incurred by or imposed upon the ARS Indemnified Party (i) by any third party in connection with the breach by Axonyx of any covenant, representation or warranty contained in this Agreement or any negligent act or omission or willful misconduct of Axonyx arising in connection with this Agreement, (ii) arising out of third-party claims (such as infringement) relating to the Axonyx Patent Rights or Axonyx Know-How; or (iii) in connection with its successful enforcement of any of the foregoing, PROVIDED, HOWEVER, that Axonyx shall have no obligation to defend, indemnify, and hold harmless hereunder to the extent a Liability arises from the negligence or willful misconduct of an ARS Indemnified Party.

       8.3 CONDITIONS TO INDEMNIFICATION. The obligations of the indemnifying party under Sections 8.1 and 8.2 are conditioned upon the delivery of notice to the indemnifying party of any potential Liability promptly after the indemnified party becomes aware of such potential Liability. The indemnifying party shall have the right to assume the defense of any action, suit, proceeding, claim or demand ("Action") related to the Liability if it has assumed responsibility for such Action in writing; PROVIDED, HOWEVER, that if in the reasonable judgment of the indemnified party, such Action involves an issue or matter that could have a materially adverse effect on the business operations or assets of the indemnified party, the indemnified party may waive its right to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any indemnification rights such party may have at law or in equity. If the indemnifying party defends the Action, the indemnified party may participate in (but not control) the defense thereof at its sole cost and expense. The indemnifying party shall keep the indemnified party informed of developments in any Action. The indemnified party shall cooperate with the indemnifying party in the defense or settlement of any such Action.

       8.4 SETTLEMENTS. Neither party may settle an Action related to a Liability without the consent of the other party if such settlement would impose any monetary obligation on the other party or require the other party to submit to an injunction or otherwise limit the other party's rights under this Agreement. Any payment made by a party to settle any such Action shall be at its own cost and expense.

       8.5 LIMITATION OF LIABILITY. With respect to any claim by one party against the other party arising out of an alleged breach of this Agreement, the parties expressly agree that the liability of such other party for such breach shall be limited under this Agreement or otherwise at law or equity to direct damages only and in no event shall a party be liable for punitive, exemplary or consequential damages.

       8.6 INSURANCE. Each party agrees that during the term of this Agreement it shall maintain insurance and/or a self-insurance program for liability insurance, including without limitation products liability and contractual liability insurance, that adequately covers such party's obligations under this Agreement. It is understood that such insurance shall not be construed to limit a party's liability with respect to such obligations. Upon request of the other party, each party shall furnish to the other party written evidence of such insurance (or financial information that describes the amounts available under any self-insurance facility).

                                     ARTICLE IX
                                TERM AND TERMINATION

       9.1 TERM AND EXPIRATION. This Agreement shall be effective as of the Effective Date, and unless terminated earlier pursuant to Sections 9.2, 9.3, or 9.4 below, this Agreement shall continue in effect until the expiration of the License Period.

       9.2 TERMINATION BY ARS. Notwithstanding anything contained herein to the contrary, ARS shall have the unilateral right to terminate this Agreement, with or without cause, at any time by giving thirty (30) days advance notice to Axonyx.

       9.3 TERMINATION FOR BREACH. This Agreement may be terminated by either party at any time during its term if the other party is in breach of its material obligations hereunder and has not cured such breach within ninety (90) days after receipt of notice from the other party requesting cure of such breach.

       9.4 TERMINATION ON ARS' BANKRUPTCY. This Agreement may be terminated by notice by Axonyx upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings with respect to ARS, upon an assignment of a substantial portion of ARS' assets for the benefit of creditors, in the event a receiver or custodian is appointed for ARS' business, or if a substantial portion of ARS' business is subject to attachment or similar process; PROVIDED, HOWEVER, in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if such proceeding is not dismissed within sixty (60) days after the filing thereof.

       9.5 NO TERMINATION ON AXONYX'S BANKRUPTCY. The License Right is, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, as amended from time to time (the "Bankruptcy Code"), a license or right to "intellectual property" as defined under
Section 101(35A) of the Bankruptcy Code. The parties agree that ARS, as a licensee of such right under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Axonyx under the Bankruptcy Code, ARS shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiment of such intellectual property. Such intellectual property and all embodiments thereof shall be promptly delivered to ARS (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by ARS, unless Axonyx elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Axonyx upon written request therefor by ARS.

       9.6 TERMINATION OF UNDERLYING LICENSES. Subject to obtaining the consent of New York University pursuant to Section 7.5 hereof, upon any termination of the Agreement between New York University and Axonyx effective April 1, 1997, as amended, Axonyx's rights and obligations under Article III hereof with respect to any Axonyx Patent Rights subject to such Agreement shall be automatically assigned to New York University.

       9.7 EFFECT OF TERMINATION. Expiration or termination of the Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Articles VI and VIII and Sections 10.2, 10.3 and 10.7 shall survive the expiration or termination of the Agreement and continue in force and effect to the extent necessary to effectuate such provisions. Any expiration or termination of this Agreement shall be without prejudice to the rights of either party against the other accrued or accruing under this Agreement prior to termination, including without limitation rights under the United States Bankruptcy Code.

                                     ARTICLE X
                                   MISCELLANEOUS

       10.1 ASSIGNMENT. Neither this Agreement nor any or all of the rights and obligations of a party hereunder shall be assigned, delegated, sold, transferred, sublicensed (except as otherwise provided herein) or otherwise disposed of, by operation of law or otherwise, to any third party other than an Affiliate of such party, without the prior written consent of the other party, and any attempted assignment, delegation, sale, transfer, sublicense or other disposition, by operation of law or otherwise, of this Agreement or of any rights or obligations hereunder contrary to this Section
10.1 shall be a material breach of this Agreement by the attempting party, and shall be void and without force or effect; PROVIDED, HOWEVER, ARS, without such consent, may assign the Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its assets or in the event of its merger or consolidation or change of control or similar transaction. This Agreement shall be binding upon, and inure to the benefit of, each party, its Affiliates, and its permitted successors and assigns. Each party shall be responsible for the compliance by its Affiliates with the terms and conditions of this Agreement.

       10.2 GOVERNING LAW. This Agreement shall be governed, interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of law principles.

       10.3    DISPUTE RESOLUTION.

       (a) In the event that ARS and Axonyx are unable, after exercising good faith efforts, to reach agreement on any disputes, questions or claims relating to this Agreement (the "Dispute"), then upon written notice to the other party, the Dispute shall be referred to the Chief Executive Officer of ARS and the Chief Executive Officer of Axonyx, or other members of senior management of such parties, each with full authority from the Chief Executive Officer to settle the Dispute. The parties' representatives shall meet within fifteen (15) Business Days of receipt of such notice and use good faith efforts to reach agreement on the Dispute. If the representative of either party intends to be accompanied at the meeting by counsel, the other party shall be given at least four (4) Business Days notice of such intention and may also be accompanied by counsel. All negotiations pursuant to this
Section 10.3(a) shall be confidential and treated as compromise and settlement negotiations and shall not be admissible in any arbitration or other proceeding. In the event that the representatives of ARS and of Axonyx are unable to reach agreement on the Dispute within fifteen (15) Business Days following the meeting, either party may by notice to the other Party submit the Dispute to arbitration in accordance with the provisions below.

       (b) The Dispute shall be finally settled by arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of International Disputes (and the Center for Public Resources shall serve, if necessary, as the "Neutral Organization") by three arbitrators appointed in accordance with such Rules who shall be impartial and disinterested individuals who do not have a direct or indirect interest in either party or the subject matter of the arbitration. The parties agree that notices served in the manner provided herein shall be valid for such arbitration. Any such arbitration shall be conducted in English and shall be held in Boston, Massachusetts. The arbitrators shall apply the substantive law that the parties have chosen as the governing law pursuant to Section
10.2 hereof.

       (c) Within fifteen (15) Business Days after the receipt of the notice provided for in Section 10.3(a) of this Agreement, each party shall appoint an independent expert, knowledgeable in the field of the Dispute, to serve on the arbitration panel. The two independent experts so appointed by the parties, shall, within fifteen (15) Business Days thereafter, appoint a neutral third independent expert, knowledgeable in the field of the Dispute. Such neutral third independent expert shall serve as the chairperson of the arbitration panel. Each of the members of the arbitration panel shall be required to sign a confidentiality agreement, acceptable in form to both parties, with respect to any information provided by either party during the arbitration procedure.

       (d) Within ten (10) business days after the chairperson of the arbitration panel is appointed, each party shall submit, to each member of the arbitration panel and to the other party, a written statement setting forth the relevant facts with respect to the Dispute in reasonable detail and arguments and documentation supporting such party's position with respect to the resolution of the Dispute.

       (e) Pending the issuance of the arbitrators' decision, the parties shall continue to operate under the Agreement as it existed on the date the Dispute notice was given; PROVIDED, HOWEVER, that the arbitrators' decision shall be retroactive to such date. The parties hereby exclude any right of appeal to any court on the merits of the Dispute. Judgment on the award may be entered in any court having jurisdiction over the award or any of the parties or their assets The award may grant any relief appropriate under the applicable law, including without limitation declaratory relief and/or specific performance.

       (f) Each party shall bear its own costs incurred in connection with the arbitration (including without limitation the fees and expenses of attorneys and experts, the travel and other expenses of witnesses, as well as the fees and expenses in any collateral actions, such as actions for enforcement), PROVIDED, HOWEVER, that the nonprevailing party shall bear the fees, costs and expenses of the arbitration panel.

       10.4 WAIVER. No failure on the part of either party to exercise, and no delay in exercising, any right shall operate as a waiver thereof, and a waiver of any breach or any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

       10.5 INDEPENDENT RELATIONSHIP. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one party for the act or failure to act of the other party. Neither party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever.

       10.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the Schedules attached hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto with respect to the subject hereof and supersedes and terminates all prior agreements and understandings between the parties with respect to such subject. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties with respect to this subject other than as are set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties unless reduced to a writing referencing this Agreement and signed by an authorized representative of each party.

       10.7 NOTICES. Each notice required or permitted to be given or sent under this Agreement shall be given by facsimile transmission (with confirmation copy by overnight courier) or by overnight courier to the parties at the address and facsimile numbers indicated below.

       If to Axonyx Inc., to:

       750 Lexington Avenue, Suite 1400
       New York, New York 10022
       U.S.A.
       Attention:  Mr. Michael Strage
       Facsimile No.:  (212) 688-4843

       If to Applied Research Systems ARS Holding N.V., to

       John B. Gorsiraweg 14
       Curacao
       Netherlands Antilles
       Attention:  Caribbean Management Company N.V.
       Facsimile No.:  599-9-461-4129

       With a copy to:

       Ares-Serono International S.A.
       15bis Chemin des Mines
       1202 Geneva, Switzerland
       Attention:  General Counsel
       Facsimile No.:  41-22-739-3070

Any such notice shall be deemed to have been received on the earlier of the date actually received or three (3) days after the date of deposit with the overnight courier company. Either party may change its address or its facsimile number by giving the other party written notice, delivered in accordance with this Section 10.7.

       10.8 FORCE MAJEURE. Failure of any party to perform its obligations under this Agreement (except the obligation to make payments when properly due) shall not subject such party to any liability or place it in breach of any term or condition of this Agreement to the other party if such failure is caused by any cause beyond the reasonable control of such nonperforming party, including without limitation acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation, a national health emergency or compliance with any order or regulation of any government entity acting with color of right; PROVIDED, HOWEVER, that the party affected shall promptly notify the other party of the condition constituting FORCE MAJEURE as defined herein and shall exert reasonable efforts to eliminate, cure and overcome any such condition and to resume performance of its obligations hereunder with all possible speed. If a condition constituting FORCE MAJEURE as defined herein exits for more than ninety (90) consecutive days, the parties shall meet to negotiate a mutually satisfactory solution to the problem, if practicable.

       10.9 SEVERABILITY. If any provision of this Agreement is declared illegal, invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court; PROVIDED, HOWEVER, that if as a result of such declaration the terms and conditions of this Agreement are materially altered, the parties shall, in good faith, renegotiate the terms and conditions of this Agreement to find a reasonable substitute for such illegal, invalid or unenforceable provision in light of the intent of this Agreement.

       10.10 CAPTIONS. The captions of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

       10.11 FURTHER ACTIONS. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

       10.12 COUNTERPARTS. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against either party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

       10.13 NO THIRD-PARTY BENEFICIARY. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, or their respective permitted successors and assigns, any benefits, rights or remedies.

       10.14 EXPORT CONTROL. This Agreement is made subject to any restriction concerning the export of products or technical information from the United States of America that may be imposed upon or related to Axonyx or ARS from time to time by the government of the United States of America. Furthermore, ARS agrees that it will not export, directly or indirectly, any technical information acquired from Axonyx under this Agreement or any products using such technical information to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States government when required by an applicable statute or regulation.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representative with effect as of the date and year first above written.

     Axonyx Inc.                      Applied Research Systems ARS Holding N.V.


By:    /s/Michael Strage          By: CARIBBEAN MANAGEMENT COMPANY N.V.
   ------------------------          ----------------------------------------

Title: V.P., Dir. Bus. Dev.       Title:    Managing Director
      ---------------------             -------------------------------------

                                  By:/s/ Anneke Soedhoe/Reginald D. Schotborgh
                                     -----------------------------------------
                                  Title:    Managing Directors
                                        --------------------------------------

                                    SCHEDULE 1.5

                                AXONYX PATENT RIGHTS

United States application entitled "ANTI-AMYLOID PEPTIDES IN THE TREATMENT OF ALZHEIMER'S DISEASE AND OTHER AMYLOIDOSIS DISORDERS."

United States application entitled "PEPTIDES AND PHARMACEUTICAL COMPOSITIONS THEREOF FOR TREATMENT OF DISORDERS OR DISEASES ASSOCIATED WITH ABNORMAL PROTEIN FOLDING INTO AMYLOID OR AMYLOID-LIKE DEPOSITS."

United States application entitled "PEPTIDES AND PHARMACEUTICAL COMPOSITIONS THEREOF FOR TREATMENT OF DISORDERS OR DISEASES ASSOCIATED WITH ABNORMAL PROTEIN FOLDING INTO AMYLOID OR AMYLOID-LIKE DEPOSITS."
Applicants:  Claudio Soto-Jara, Marc Baumann, Blas Frangione

                                   SCHEDULE 1.24

                                      RESEARCH

OBJECTIVES

The overall goal of this study is to develop compounds with the potential to be useful in the treatment of neurodegenerative disorders, specifically in Alzheimer's disease and prion-related diseases. The aim of the research described here is to complete the pre-clinical experiments required to begin human clinical trials.

The specific aims are the following:

1. To study the in vivo efficacy of lead compounds and their derivatives using animal models of Alzheimer's disease and prion diseases.

2. To evaluate the pharmacokinetics, biodistribution, blood-brain barrier permeability and toxicity of the lead compounds and their derivatives in animals.

3. To design and evaluate chemical derivatives of the lead compounds with improved efficacy, stability and brain uptake.


SUMMARY OF PREVIOUS RESULTS

Extensive evidence suggests that defective protein folding is a central event in both Alzheimer's and prion diseases as well as in a number of etiologically unrelated diseases. Although both disorders are obviously different in clinical, neuropathological and biochemical terms, the molecular event that may trigger the disease process appears to be the same: the formation of an altered protein conformer composed of a high content of BETA-sheet structure. The pathological protein has a high tendency to aggregate, forming cerebral amyloid plaques and is highly neurotoxic, inducing neuronal death, brain damage and dementia.

The pathological conformation is stabilized by intermolecular interactions with other protein monomers that have the potential to become structured in the BETA-pleated sheet conformation. Therefore Dr Claudio Soto et al. proposed that short synthetic peptides designed to specifically interact with the protein fragment that is undergoing the conformational changes and containing a sequence unable to become a part of a BETA-sheet structure (BETA-sheet breaker peptides) may destabilize the abnormal conformation and hence preclude amyloid formation and neurotoxicity.

BETA-sheet breaker peptides have been designed for blocking the conformational changes which both the BETA-amyloid peptide and Prion Peptide undergo. Co-injections of ALPHA BETA1-42 and a 5-residue-BETA-sheet breaker peptide was shown to decrease cerebral ALPHA BETA accumulation and completely block the deposition of fibrillar amyloid-like lesions in the rat brain. When the BETA-sheet breaker peptide was injected in rats already containing amyloid deposits produced by an earlier injection of ALPHA BETA-1-42, the inhibitor was able to disassemble preformed ALPHA BETA fibrils in rat brain in vivo, leading to a reduction in the size off the amyloid deposits. Removal of the amyloid by the BETA-sheet breaker peptide reversed the associated histological changes, including neuronal shrinkage and microglial activation. Chemical modifications have been made of the 11-resdidue BETA-sheet breaker peptide that do not alter its ability to prevent fibrillogenesis in vitro, but significantly in crease its permeability at the blood brain-barrier and its resistance to proteolysis in plasma.

BETA-sheet breaker peptides have also been designed for preventing and reverting prion protein conformational changes. Several in vitro, cell cultures and in vivo assays were used to show that it is possible not only to prevent the abnormal conversion of the protein, but more interestingly to reverse the infectious PrP conformer to a biochemical and structural sate similar to the physiological form of the protein. Studies carried out in mice with experimentally induced scrapie, demonstrated that BETA-sheet breaker peptides dramatically delay the onset of clinical symptoms and clearly reduce the prion infectivity titer.


                       EXPERIMENTAL DESIGN AND METHODOLOGIES


SPECIFIC AIM 1.  IN VIVO EFFICACY STUDIES.

There is not a universally accepted model for Alzheimer's disease. The models currently in use reproduce some, but not all, of the features of the disease. The following three models will be considered for use in this study and a final decision on which model to use will depend on a more detailed analysis of their availability, utility and cost.

1. Rodent models of ALPHA BETA deposition in which amyloid lesions are induced by intracerebral injections or intraventricular perfusion of synthetic ALPHA BETA in solution.

       The peptide aggregates inside the rat brain resulting in the formation of a single amyloid deposit in the place of injection. The lesions have similar properties to those observed in brains from Alzheimer's disease patients. The advantages of this model are that the amyloid deposit is very well localized and the results of tests on potential inhibitor compounds can be obtained in about two months. The major disadvantage is that the amyloid formation is acute and not the gradual process that happens in AD brain and that the amyloid deposition is localized at the site of injection rather than as multiple lesions throughout the brain as in Alzheimer's disease.

2. Aged monkeys or dogs as a model of spontaneous deposition of diffuse and early amyloid plaques.

       The advantages of this model is that it does not require any artificial manipulation to induce a histological profile similar to that found in Alzheimer's disease brain (at least with respect to amyloid deposition). However, amyloid is found only in aged animals and the amyloid burden can be dramatically different among animals. The studies can be difficult and expensive therefore.

3. Transgenic mice overexpressing mutant forms of human amyloid precursor protein.

       These animals progressively develop many of the pathological hallmarks of Alzheimer's disease. Although the cerebral histopathological damage is not identical to that observed in Alzheimer's disease brain, it is the closest among the available models. The major problem is that the models may not be readily available for commercial and economic reasons.

Two kinds of experiment will be carried out, although the details will be depend on the actual animal models selected.

1. Studies of the ability of the BETA-sheet breaker peptides to inhibit cerebral amyloid deposition and to preclude the development of behavioral alterations.

2. Analysis of the capability of inhibitor peptides to reverse amyloid plaque deposition and to improve clinical symptoms

Different doses of BETA-sheet breaker peptides will be given periodically to the animals. Until blood-brain barrier studies have been completed, peptides will be administered by intracerebral injection. After a derivative having good brain uptake is identified, the compounds will be administered by i.v. injection. Behavioral analyses will be done every week using standard tests such as Y-maze, water maze and corner index test as appropriate to the species under test. Animals will be sacrificed at different times and the brains analyzed neuropathologically for the presence of amyloid plaques, neuronal death, synaptic loss astrocytosis and gliosis. In the second set of experiments, BETA-sheet peptides will be given to the animals after they develop significant amounts of cerebral amyloid plaques and behavioral alterations. After injection of different doses, the animals will be tested for the temporal progression of the behavioral problems and neuropathological alterations.

Contrary to Alzheimer's disease, prion-related disorders affect a variety of animal species. Animal models that develop the full pathological pattern are readily available. A positive result in this system could be useful as a "proof-of principle" for Alzheimer's disease inhibitors. The in vivo effect of prion-targeted, beta sheet breaker peptides will be studied in rodents with experimental scrapie, which is regarded as a model of prion disorders.

SPECIFIC AIM 2.  PHARMACOKINETIC AND BIOAVAILABILITY STUDIES

Peptide stability, biodistribution and blood-brain barrier permeability studies will be performed using rats. Some of these experiments have already been done for the 11- and 5- residue Alzheimer's BETA-sheet breaker peptides and the results show that the unmodified peptides are quickly degraded in rat plasma, indicating that chemical modifications to improve peptide stability are needed. Appropriately labeled peptide will be used to monitor the fate of the peptides. The integrity of the labeled BETA-sheet breaker peptides will be analyzed in rat plasma after i.v. bolus injection. The material will be injected into the brachial vein of adult male rats and blood will be sampled for analysis from the same place at several intervals over the next 30 minutes. Peptide biodistribution will be studied by sacrificing the animals at different times and determining total radioactive label in different organs.

Cerebrovascular sequestration, blood-to-brain and brain-to-blood transport and metabolism of BETA-sheet breaker peptides will be determined at the
blood-brain barrier (BBB).   These experiments will be carried out by using
in vivo brain perfusion and ventriculo-cisternal perfusion techniques in rats. First, labeled peptides will be delivered to the BBB by the perfusion technique. Following perfusion, leptomeningeal and cerebral cortical vessels will be isolated from the ipsilateral perfused forebrain and the radioactivity analyzed by HPLC to determine the kinetics of vascular sequestration and metabolism of the inhibitor peptides within the vasculature. Capillary-depleted brain will be also analyzed by the same method to determine transport and metabolism of the peptide into the brain parenchyma. In some experiments, mass spectrometry in combination with HPLC and /or immunoprecipitation will be used to determine the presence of degradation products. Rat brains will also be perfused for longer periods of time (up to 60-120 min) with labeled beta-sheet breaker peptides and the distribution of the radioactivity within the CNS analyzed by autoradiography.

SPECIFIC AIM 3.  DERIVATIVE COMPOUNDS

Derivatives of the peptides will be made to improve their characteristics in such properties as efficacy, bioavailability and stability. Derivatives may include peptide sequence derivatives, including natural and unnatural amino acids, conjugated peptides to improve blood-brain barrier permeability, peptide mimetics and small molecules. The lead molecule research will focus on defining a compound that has the in vivo efficacy, pharmacokinetic profile and safety profile that will make it a suitable candidate for a Phase I clinical trial.

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

                                    SCHEDULE 3.1

                                BASIC LICENSE TERMS


                                     ARTICLE I
                                    DEFINITIONS

       1.1 The relevant definitions in Article I of the Development Agreement and Right to License are incorporated herein by reference.


                                     ARTICLE II
                                      LICENSE

       2.1 LICENSE GRANT. Pursuant to a License Agreement to be negotiated in accordance with Article VI (the "License Agreement"), Axonyx agrees to grant to ARS an exclusive, worldwide license under the Axonyx Know-How and the ARS Patent Rights and/or the Axonyx Patent Rights to make, have made, import, use, offer for sale and sell Patented Products and Other Products. Such license shall include the right to sublicense the Axonyx Know-How and the ARS Patent Rights to an entity that, in the reasonable business judgement of ARS, is capable of performing such sublicense and, subject to obtaining the consent of New York University pursuant to Section
7.5 of the Development Agreement and Right to License, shall also include the right to sublicense the Axonyx Patent Rights to such an entity.

       2.2 DUE DILIGENCE. Pursuant to the License Agreement, ARS shall, at its own expense, use diligent efforts, consistent with the usual practice followed by ARS in pursuing the commercialization and marketing of its other pharmaceutical products of similar potential, value and status to develop and commercialize Patented Products and Other Products.

                                    ARTICLE III
                               PAYMENTS AND ROYALTIES

       3.1     LICENSE ISSUANCE FEES.

       (a) In consideration for the grant of an exclusive license under the Axonyx Patent Rights, ARS shall pay to Axonxy within thirty (30) days of the signature of a License Agreement with respect thereto U.S. $500,000.00.

       (b) In consideration for the grant of an exclusive license under the Axonyx Know-How and the ARS Patent Rights, ARS shall pay to Axonyx within thirty (30) days of the signature of a License Agreement with respect thereto U.S. $1,000,000.00.

       (c) The payments due under Subsections 3.1(a) and (b) above are separate and distinct and thus if the License Right is exercised for both the Axonyx Patent Rights and the Axonyx Know-How and ARS Patent Rights then the total payment due Axonyx shall be U.S. $1,500,000.00.

       3.2 MILESTONE PAYMENTS. Subject to the terms and conditions of the License Agreement and in consideration for the grant of an exclusive license thereunder, ARS shall make the following payments to Axonyx based on the development of Patented Products and Other Products within thirty (30) days of the occurrence of the following events (each milestone payment shall be made only once with respect to any given Patented Product or Other Product):

       (a)     For a Patented Product:



          Milestone                                    Payment
          ---------                                    -------

 Phase I Clinical Trial Start                        $1,000,000.00
 Phase III Clinical Trial Start                      $2,000,000.00
 Health Registration Submission                      $4,000,000.00
 Health Registration Approval                        $7,000,000.00


       (b)     For an Other Product:


          Milestone                                    Payment
          ---------                                    -------

 Phase I Clinical Trial Start                        $1,000,000.00
 Phase III Clinical Trial Start                      $1,500,000.00
 Health Registration Submission                      $2,000,000.00
 Health Registration Approval                        $2,500,000.00


       (c) For purposes of this Section 3.2, Phase I and Phase III Clinical Trial Start shall be deemed to occur on the date the first patient is enrolled in the first such clinical trial conducted by or on behalf of ARS. Health Registration submission shall be deemed to occur on the date ARS submits the first application for Health Registration in any one of the United States, the EU, or Japan. Health Registration approval shall be deemed to occur when the first Health Registration approval is received by ARS in any one of the United States, the EU or Japan.

       3.3 METHOD OF PAYMENT. Payments by ARS to Axonyx under the License Agreement shall be made by bank wire transfer in immediately available funds to such bank account as Axonyx designates in writing to ARS.

       3.4 ROYALTIES. Subject to the terms and conditions of the License Agreement and in consideration for the grant of an exclusive license thereunder, ARS shall pay, or cause to be paid, to Axonyx royalties on a country-by-country basis in an amount equal to:

       (a) with respect to total annual Net Sales of Patented Products at or below One Hundred Fifty Million U.S. dollars (U.S. $150,000,000.00), six percent (6%) of Net Sales of such Patented Products;

       (b) with respect to total annual Net Sales of Patented Products above One Hundred Fifty Million U.S. dollars (U.S. $150,000,000.00), six and one half percent (6.5%) of Net Sales of such Patented Products;

       (c) with respect to total annual Net Sales of Other Products at or below One Hundred Fifty Million U.S. dollars (U.S. $150,000,000.00), four percent (4%) of Net Sales of such Other Products; and

       (d) with respect to annual Net Sales of Other Products above One Hundred Fifty Million U.S. dollars (U.S. $150,000,000.00), four and one-half percent (4.5%) of Net Sales of such Other Products.

       3.5 TERM OF THE ROYALTY OBLIGATION. ARS' obligation to pay royalties under the License Agreement with respect to any country shall extend from the date of the First Commercial Sale of a Patented Product or Other Product in such country to the later of (i) the tenth anniversary of the date of such First Commercial Sale in such country or (ii) the date of expiration or invalidation of the last Valid Claim of the Axonyx Patent Rights or the Ares Serono Patent Rights claiming such Patented Product or Other Product in such country, as applicable.

                                     ARTICLE IV
         PATENT ENFORCEMENT, INFRINGEMENT, CONSENT AND COMPETITIVE PRODUCTS

The License Agreement shall contain the following terms and conditions on patent enforcement, infringement, consent and competitive products.

       4.1     ENFORCEMENT.

               4.1.1 NOTICE AND DISCONTINUANCE OF INFRINGEMENT. In the event that either party becomes aware of any third-party infringement of any Valid Claim of the Axonyx Patent Rights or ARS Patent Rights, such party will notify the other party to that effect, including within such notice evidence to support an allegation of infringement by such third party. Axonyx shall have ninety (90) days from the date of such notice to obtain a discontinuance of such infringement or to bring suit against the third-party infringer and shall notify ARS thirty (30) days prior to bringing such suit. Axonyx shall bear all the expenses of any suit brought by it. ARS shall have the right, prior to commencement of the suit brought by Axonyx, to join any such suit, and in such event shall pay one-half of the costs of such suit. In the event that ARS has joined the suit and shared the costs thereof as set forth above, no settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of ARS, and any recovery or damages derived from such suit shall be used first to reimburse each of Axonyx and ARS for its reasonable documented out-of-pocket legal expenses relating to the suit, with any remaining amounts to be shared equally by the parties. In the event that ARS has not joined the suit, ARS shall reasonably cooperate with Axonyx in any such suit and shall have the right to consult with Axonyx and be represented by independent counsel at its own expense, PROVIDED, HOWEVER, that Axonyx shall reimburse ARS for its out-of-pocket costs (excluding the costs of retaining its independent counsel) incurred in cooperating with Axonyx. Axonyx shall keep Ares informed of the status of any such suit and shall provide Ares with copies of all pleadings filed in such suit. Any recovery or damages derived from such suit or the settlement thereof shall be retained by Axonyx.

               4.1.2 CONTINUANCE OF INFRINGEMENT. If, after the expiration of ninety (90) days from the date of the notice specified in Subsection 4.1.1, Axonyx has not overcome the allegation of infringement, obtained a discontinuance of such infringement, or brought suit against the third-party infringer, then the royalty in effect in such country pursuant to Section 3.4 hereof on the Net Sales of Patented Products, in the case of an infringement of Axonyx Patent Rights, or on the Net Sales of Other Products, in the case of an infringement of ARS Patent Rights, shall be reduced by fifty percent (50%). Said reduced royalty shall continue to be the prevailing royalty on such Net Sales until such infringement ceases and, thereafter, the royalty shall revert to the full royalty set forth in Section 3.4 hereof. In addition, ARS shall have the right , but not the obligation, to bring suit against such infringer under the Axonyx Patent Rights or the ARS Patent Rights, as applicable, and join Axonyx as a party plaintiff, provided that ARS shall bear all the expenses of the suit and shall control the prosecution of such suit. Axonyx shall cooperate with ARS in any suit brought by ARS and shall have the right to consult with ARS and be represented by independent counsel at its own expense, PROVIDED, HOWEVER, that ARS shall reimburse Axonyx for its out-of-pocket costs (excluding the costs of retaining independent counsel) incurred in cooperating with ARS. ARS shall keep Axonyx informed of the status of any such suit and shall provide Axonyx with copies of all pleadings filed in such suit. ARS shall incur no liability to Axonyx as a consequence of such suit or any unfavorable decision resulting therefrom, including any decision holding any of the Axonyx Patent Rights or ARS Patent Rights invalid or unenforceable. Any recovery or damages derived from such suit or the settlement thereof shall be retained by ARS.

       4.2     INFRINGEMENT AND THIRD-PARTY LICENSES.

               4.2.1 COURSE OF ACTION. In the event that ARS or its sublicensees making, having made, importing, using, offering for sale or selling a Patented Product or Other Product infringes, will infringe or is alleged by a third party to infringe a third party's patent, the party becoming aware of same shall promptly notify the other party. The parties shall thereafter attempt to agree upon a course of action that may include:
(a) modification of the Patented Product of Other Product or its use and manufacture so as to be non-infringing; or (b) obtaining a license or assignment of such third-party patent from such third party.

               4.2.2 THE ARS OPTION TO NEGOTIATE. In the event the parties cannot agree on modifying the Patented Product or Other Product pursuant to Subsection 4.2.1, ARS shall have the right to negotiate with said third party for a suitable license or assignment. In the event that such negotiation results in a consummated agreement, then any lump sum payment or royalties paid thereunder by ARS or its sublicensees shall be offset against any royalties due Axonyx pursuant to Section 3.4 hereof until the total amount paid has been offset, PROVIDED, HOWEVER, that such offset shall not reduce such royalty due in any Calendar Quarter below fifty percent (50%) of the royalty otherwise due in such Calendar Quarter.

       4.3 CONSENT OF NEW YORK UNIVERSITY. In the event Axonyx has not obtained the written consent of New York University pursuant to Section 7.5 of the Development Agreement and Right to License, ARS shall have the right within ninety (90) days of the execution and delivery of the License Agreement to begin negotiations with New York University to obtain such consent. In the event that such negotiations result in a consummated agreement, then fifty percent (50%) of any lump sum payment and royalties paid thereunder by ARS or its sublicensees shall be offset against any royalties due Axonyx pursuant to Section 3.4 hereof for any country or countries for which New York University has consented to Axonyx granting ARS a right to sublicense, until the total amount paid has been offset, PROVIDED, HOWEVER, that such offset shall not reduce such royalty due in any Calendar Quarter for any such country or countries below fifty percent (50%) of the royalty otherwise due in such Calendar Quarter for such country or countries.

       4.4 COMPETITIVE PRODUCT. If a Competitive Product exists in any country for a continuous period in excess of a Calendar Quarter, then for each Calendar Quarter during which such Competitive Product continues to exist in such country, the royalty in effect in such country pursuant to
Section 3.4 hereof on the Net Sales of Patented Products and/or Other Products, as applicable, depending upon the Product or Products with which the Competitive Product competes, shall be reduced by fifty percent (50%). Said reduced royalty shall continue to be the prevailing royalty on such Net Sales until such Competitive Product ceases to exist in such country and, thereafter, the royalty shall revert to the full royalty set forth in Section
3.4 hereof.

       4.5 ROYALTY REDUCTIONS AND OFFSETS NOT CUMULATIVE. In no event shall the individual royalty reductions and offsets set forth in this Article IV cumulate to reduce the royalty due Axonyx under Section 3.4 hereof below fifty percent (50%) of the royalty otherwise due thereunder.

                                     ARTICLE V
                               TERM AND TERMINATION

       5.1 TERM AND EXPIRATION. The License Agreement shall be effective as of the date of execution and delivery thereof, and unless terminated earlier pursuant to Sections 5.2, 5.3 or 5.4 below, the License Agreement shall continue in effect until the expiration of ARS' royalty obligation. Upon expiration of the License Agreement due to expiration of the royalty obligation, ARS' licenses shall become fully paid-up, perpetual licenses.

       5.2 TERMINATION BY ARS. Notwithstanding anything contained in the License Agreement to the contrary, ARS shall have the unilateral right to terminate the License Agreement, with or without cause, at any time by giving thirty (30) days advance notice to Axonyx. In the event of such termination, the rights and obligations thereunder, including any payment obligations not due and owing as of the termination date shall terminate and all right, title and interest in and to all Axonyx Know-How, Axonyx Patent Rights, Ares Serono Know-How and Ares Serono Patent Rights shall revert to or vest in Axonyx.
ARS will promptly execute any documents reasonably required to perfect such reversion.

       5.3 TERMINATION FOR BREACH. The License Agreement may be terminated by either party at any time during its term if the other party is in breach of its material obligations thereunder and has not cured such breach within ninety (90) days after receipt of notice from the other party requesting cure of such breach. In the event ARS terminates the License Agreement under this Section 5.3, the licenses under the License Agreement shall become fully paid-up, perpetual licenses.

       5.4 TERMINATION ON ARS' BANKRUPTCY. The License Agreement may be terminated by notice by Axonyx upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings with respect to ARS, upon an assignment of a substantial portion of ARS' assets for the benefit of creditors, in the event a receiver or custodian is appointed for ARS' business, or if a substantial portion of ARS' business is subject to attachment or similar process; PROVIDED, HOWEVER, in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if such proceeding is not dismissed within ninety (90) days after the filing thereof.

       5.5 NO TERMINATION ON AXONYX'S BANKRUPTCY. The licenses granted under the License Agreement by Axonyx to ARS are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, as amended from time to time (the "Bankruptcy Code"), licenses or rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. The parties agree that ARS, as a licensee of such rights under the License Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Axonyx under the Bankruptcy Code, ARS shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiment of such intellectual property. Such intellectual property and all embodiments thereof shall be promptly delivered to ARS (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by ARS, unless Axonyx elects to continue to perform all of its obligations under the License Agreement or (ii) if not delivered under (i) above, upon the rejection of the License Agreement by or on behalf of Axonyx upon written request therefor by ARS.

       5.6 TERMINATION OF UNDERLYING LICENSES. Subject to obtaining the consent of New York University pursuant to Section 7.5 of the Development Agreement and Right to License, upon any termination of the NYU Agreement, the License Agreement shall not terminate but Axonyx's rights and obligations thereunder with respect to any Axonyx Patent Rights covered by the License Agreement shall be automatically assigned to New York University.


                                     ARTICLE VI
                                  OTHER PROVISIONS

       The License Agreement will also contain such further customary representations, warranties, covenants and conditions as are necessary or appropriate for transactions of this type and are satisfactory in form and substance to the parties and their legal advisors, including without limitation terms and conditions relating to royalty reports, maintenance of royalty records, withholding tax, and audit rights of Axonyx, and will adopt confidentiality, publicity, publication, patent filing, prosecution and maintenance, representations and warranties, indemnification, and miscellaneous provisions relating to assignment, governing law, dispute resolution, force majeure and notices comparable to those in the Development Agreement and Right to License. In addition the License Agreement will contain specific insurance and indemnity provisions for the benefit of New York University in the form set forth in Exhibit A hereto. Axonyx will indemnify ARS against any liability, damage, loss, cost or expense ARS incurs in connection with such provisions.

                                  EXHIBIT A

LIABILITY AND INDEMNIFICATION

(a) ARS shall indemnify, defend and hold harmless New York University ('NYU") and its trustees, officers, medical and professional staff, employees, students and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of the design, production, manufacture, sale, use in commerce or in human clinical trials, lease or promotion by ARS, its Affiliates or any agent or sublicensee of ARS of any Patented Product; except for claims arising out of the sole gross negligence of an Indemnitee.

(b)    With respect to an Indemnitee, ARS' indemnification under subsection
       (a) above shall apply to any liability, damage, loss or expense whether or not it is attributable to the negligent activities of such Indemnitee but shall not apply if such liability, damage, loss or expense is attributable to the sole gross negligence of such Indemnitee.

(c) ARS agrees, at its own expense, to provide attorneys reasonably acceptable to NYU to defend against any actions brought or filed against any Indemnitee with respect to the subject of indemnity to which such Indemnitee is entitled hereunder, whether or not such actions are rightfully brought.

(d) Whenever an event or situation arises which, it is reasonable to believe, may lead to an indemnification obligation by ARS, the Indemnitee shall give prompt written notice to ARS of such event or situation and, if a claim or demand is made or a suit or action is brought, the Indemnitee shall promptly forward a copy of every demand, notice, summons, complaint or other process received by it to ARS.
       ARS shall assume the defense of such claim and all costs thereof. ARS shall have the right to negotiate and consent to settlement; PROVIDED that the consent of NYU shall be obtained prior to any settlement of a claim, demand or litigation that involves affirmative action on the part of NYU or any Indemnitee or the payment of money for which ARS has not made satisfactory arrangements for reimbursement of NYU or such Indemnitee. The Indemnitee shall cooperate reasonably with ARS in all respects in all phases of a claim or demand and any proceeding arising therefrom, including but not limited to, assisting in the conduct of lawsuits, assisting in enforcing an agreement of contribution or indemnity against a third party, providing witnesses, and making records and information available to ARS. The Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless the employment of such counsel has been specifically authorized in writing by ARS. ARS shall not be responsible for any settlement of any such claim, demand, suit or action effected without its consent.

SECURITY FOR INDEMNIFICATION

(a) At such time as any Patented Product is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by ARS, any Affiliate or any agent or sublicensee of ARS, ARS shall at its sole cost and expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than $2,000,000 per incident and $5,000,000 annual aggregate. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for ARS' indemnification obligations set forth above. If ARS elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate), such self-insurance program must be acceptable to NYU.
       The minimum amounts of insurance coverage required under this subsection a shall not be construed to create a limit of ARS' liability with respect to its indemnification obligations set forth above.

(b) ARS shall provide NYU with written evidence of such insurance upon request of NYU. ARS shall provide NYU with written notice at least sixty (60) days prior to the cancellation, non-renewal or material change in such insurance; if ARS does not obtain replacement insurance providing comparable coverage within such sixty (60) day period, NYU shall have the right to terminate the Agreement between New York University and Axonyx effective April 1, 1997, as amended, effective at the end of such sixty (60) day period without notice or any additional waiting periods.

(c) ARS shall maintain such comprehensive general liability insurance beyond the expiration or termination of the License Agreement during
       (i) the period that any Patented Product is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by ARS, any Affiliate or any agent or sublicensee of ARS and (ii) a reasonable period after the period referred to in subsection (c)(i) above which in no event shall be less than fifteen (15) years.